Exhibit 21.1
LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of December 31, 2014)

Subsidiary	Jurisdiction	Assumed Names
U.S. Entities
A&A Auto Parts Stores, Inc.	Pennsylvania
Accu-Parts LLC	New York
Akron Airport Properties, Inc.	Ohio
American Recycling International, Inc.	California	Pick A Part Auto Dismantling
A-Reliable Auto Parts & Wreckers, Inc.	Illinois	LKQ Self Service Auto Parts-Rockford; LKQ Heavy Duty Truck ARSCO; LKQ Heavy Duty Truck Core; LKQ Pick Your Part Rockford
Arrow Speed Acquisition LLC	Delaware
Budget Auto Parts U-Pull-It, Inc.	Louisiana
City Auto Parts of Durham, Inc.	North Carolina	LKQ Self Service Auto Parts-Durham
Damron Holding Company, LLC	Delaware	LKQ North Florida; LKQ Melbourne; LKQ Service Center Crystal River; LKQ Fort Myers
DAP Trucking, LLC	Florida
Double R Auto Sales, Inc.	Florida
DriverFx.com, Inc.	Delaware
Goodmark Motors, LLC (49.9% stake)	Delaware
Greenleaf Auto Recyclers, LLC	Delaware	Saturn Wheel Company; Heartland Aluminum; Profromance Powertrain; LKQ Heavy Duty Truck-Carolina; Potomac German Mid-Atlantic; Greenleaf Quality Recycled Auto Parts; LKQ West Florida; LKQ North Florida
KAI China LLC	Delaware
KAIR IL, LLC	Illinois
KAO Logistics, Inc	Pennsylvania
KAO Warehouse, Inc.	Delaware
Keystone Automotive Industries, Inc.	California	Transwheel, Coast to Coast International; LKQ of Cleveland; Keystone Automotive-San Francisco Bay Area; Chrome Enhancements
Keystone Automotive Operations, Inc.	Pennsylvania
Keystone Automotive Operations of Canada, Inc.	Delaware
Kwik Auto Body Supplies, Inc.	Massachusetts
Lakefront Capital Holdings, Inc.	California
LKQ 1st Choice Auto Parts, LLC	Oklahoma
LKQ 250 Auto, Inc.	Ohio
LKQ A&R Auto Parts, Inc.	South Carolina
LKQ All Models Corp.	Arizona	Wholesale Auto Recyclers; Cars ‘n More; LKQ of Arizona
LKQ Apex Auto Parts, Inc.	Oklahoma	LKQ Self Service Auto Parts - Oklahoma City
LKQ Atlanta, L.P.	Delaware	LKQ Carolina; LKQ Parts Outlet-Atlanta
LKQ Auto Parts of Central California, Inc.	California	LKQ Valley Truck Parts; LKQ Specialized Auto Parts; LKQ ACME Truck Parts; All Engine Distributing
LKQ Auto Parts of Memphis, Inc.	Arkansas	LKQ of Tennessee; LKQ Preferred
LKQ Auto Parts of North Texas, Inc.	Delaware
LKQ Auto Parts of North Texas, L.P.	Delaware	LKQ Auto Parts of Central Texas; LKQ Self Service Auto Parts-Austin

LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of December 31, 2014)

Subsidiary	Jurisdiction	Assumed Names
LKQ Auto Parts of Orlando, LLC	Florida	LKQ Self Service Auto Parts-Orlando; LKQ Pick Your Part
LKQ Auto Parts of Utah, LLC	Utah
LKQ Best Automotive Corp.	Delaware	LKQ Auto Parts of South Texas; A-1 Auto Salvage Pick & Pull; The Engine & Transmission Store; LKQ Automotive Core Services; LKQ International Sales; LKQ of El Paso
LKQ Birmingham, Inc.	Alabama	LKQ Gulf Coast; LKQ Plunks Truck Parts & Equipment - West Monroe
LKQ Brad’s Auto & Truck Parts, Inc.	Oregon
LKQ Broadway Auto Parts, Inc.	New York	LKQ Buffalo; LKQ Self Service Auto Parts-Buffalo
LKQ Copher Self Service Auto Parts-Bradenton Inc.	Florida	LKQ Pick Your Part
LKQ Copher Self Service Auto Parts-Clearwater Inc.	Florida	LKQ Pick Your Part
LKQ Copher Self Service Auto Parts-St. Petersburg Inc.	Florida	LKQ Pick Your Part
LKQ Copher Self Service Auto Parts-Tampa Inc.	Florida	LKQ Pick Your Part
LKQ Crystal River, Inc.	Florida	LKQ Fort Myers; LKQ Heavy Truck-Tampa; LKQ Pick Your Part
LKQ Delaware LLP	Delaware
LKQ Finance 1 LLC	Delaware
LKQ Finance 2 LLC	Delaware
LKQ Foster Auto Parts Salem, Inc.	Oregon	Foster Auto Parts Salem
LKQ Foster Auto Parts Westside LLC	Oregon
LKQ Foster Auto Parts, Inc.	Oregon
LKQ U-Pull-It Auto Wrecking; U-Pull-It Auto Wrecking; LKQ Barger Auto Parts; LKQ KC Truck Parts-Inland Empire; LKQ KC Truck Parts-Western Washington; LKQ KC Truck Parts-Montana; LKQ Wholesale Truck Parts; LKQ of Eastern Idaho

LKQ Gorham Auto Parts Corp.	Maine
LKQ Great Lakes Corp.	Indiana	LKQ Star Auto Parts; LKQ Chicago; LKQ Self Service Auto Parts-Milwaukee
LKQ Heavy Truck-Texas Best Diesel, L.P.	Texas	LKQ Fleet Solutions
LKQ Holding Co.	Delaware
LKQ Hunts Point Auto Parts Corp.	New York	Partsland USA; LKQ Auto Parts of Eastern Pennsylvania; LKQ Auto Parts
LKQ Lakenor Auto & Truck Salvage, Inc.	California	LKQ of Southern California; LKQ of Las Vegas; LKQ Parts Outlet-Los Angeles
LKQ Management Company	Delaware
LKQ Metro, Inc.	Illinois
LKQ Mid-America Auto Parts, Inc.	Kansas	Mabry Auto Salvage; LKQ of Oklahoma City; LKQ of NW Arkansas; LKQ Heavy Duty Truck-Kansas; LKQ Four States
LKQ Midwest Auto Parts Corp.	Nebraska	Midwest Foreign Auto; LKQ Midwest Auto; LKQ Auto Parts of Lincoln
LKQ Minnesota, Inc.	Minnesota	LKQ Albert Lea
LKQ of Indiana, Inc.	Indiana	LKQ Self Service Auto Parts-South Bend; LKQ Kentuckiana
LKQ of Michigan, Inc.	Michigan
LKQ of Nevada, Inc.	Nevada
LKQ of Tennessee, Inc.	Tennessee
LKQ Online Corp.	Delaware

LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of December 31, 2014)

Subsidiary	Jurisdiction	Assumed Names
LKQ Penn-Mar, Inc.	Pennsylvania	LKQ Thruway Auto Parts; LKQ Venice Auto Parts; LKQ Triple Nickel Trucks
LKQ Plunks Truck Parts & Equipment - Jackson, Inc.	Mississippi
LKQ Precious Metals, Inc.	Rhode Island
LKQ Raleigh Auto Parts Corp.	North Carolina	LKQ Pick Your Part
LKQ Receivables Finance Company, LLC	Delaware
LKQ Route 16 Used Auto Parts, Inc.	Massachusetts	Diversified Marketing Solutions; LKQ Pick Your Part; LKQ Car World Auto Parts
LKQ Salisbury, Inc.	North Carolina	LKQ of Carolina; LKQ Richmond; LKQ East Carolina; LKQ Self Service East NC ; LKQ Self Service Auto Parts-Charlotte; LKQ Pick Your Part; LKQ Heavy Duty Truck Charlotte
LKQ Savannah, Inc.	Georgia	LKQ Self Service Auto Parts-Savannah; LKQ Pick Your Part
LKQ Self Service Auto Parts-Holland, Inc.	Michigan	LKQ Pick Your Part
LKQ Self Service Auto Parts-Kalamazoo, Inc.	Michigan	LKQ Self Service Auto Parts-Grand Rapids; LKQ Pick Your Part
LKQ Self Service Auto Parts-Memphis LLC	Tennessee	LKQ Pick Your Part
LKQ Self Service Auto Parts-Tulsa, Inc.	Oklahoma	LKQ Pick Your Part
LKQ Smart Parts, Inc.	Delaware	LKQ Viking Auto Salvage
LKQ Southwick LLC	Massachusetts
LKQ Taiwan Holding Company	Illinois
LKQ Tire & Recycling, Inc.	Delaware
LKQ Trading Company	Delaware
LKQ TriplettASAP, Inc.	Ohio	LKQ Heavy Truck-Goody's; LKQ Pittsburgh; LKQ Pick Your Part
LKQ U-Pull-It Auto Damascus, Inc.	Oregon	LKQ U-Pull-It Damascus
LKQ U-Pull-It Tigard, Inc.	Oregon
LKQ West Michigan Auto Parts, Inc.	Michigan
Michael Auto Parts, Incorporated	Florida
North American ATK Corporation	California
P.B.E. Specialties, Inc.	Massachusetts
Pick-Your-Part Auto Wrecking	California
LKQ Pick A Part-San Bernardino; LKQ Midnight Auto & Truck Recyclers; LKQ Pick A Part-Hesperia; LKQ Desert High Truck & Auto Recyclers; LKQ Pick A Part-Riverside; LKQ Hillside Truck & Auto Recyclers; LKQ Pick Your Part Chicago Heights

Potomac German Auto South, Inc.	Florida
Potomac German Auto, Inc.	Maryland	LKQ Norfolk; LKQ Heavy Truck-Maryland
Pull-N-Save Auto Parts, LLC	Colorado	LKQ Pull-N-Save Auto Parts of Aurora LLC; LKQ of Colorado; LKQ Self Service Auto Parts-Denver; LKQ Western Truck Parts
Redding Auto Center, Inc.	California	LKQ Auto Parts of Northern California; LKQ Reno; LKQ Specialized Parts Planet; LKQ ACME Truck Parts; LKQ Auto Sales of Rancho Cordova
Scrap Processors, LLC	Illinois
Speedway Pull-N-Save Auto Parts, LLC	Florida	LKQ Self Service Auto Parts of Daytona, LLC
Supreme Auto Parts, Inc.	Pennsylvania

LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of December 31, 2014)

Subsidiary	Jurisdiction	Assumed Names
U-Pull-It, Inc.	Illinois	LKQ PickYour Part Blue Island
U-Pull-It, North, LLC	Illinois	LKQ Pick Your Part

LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of December 31, 2014)

Subsidiary	Jurisdiction	Assumed Names
Foreign Entities
1323352 Alberta ULC	Alberta
1323410 Alberta ULC	Alberta
A.C.M. 165 321 979 Pty Ltd. (49% stake)	Australia
ADR Automotive B.V.	Netherlands
Ageres B.V.	Netherlands
A-Parts Automaterialen B.V.	Netherlands
AP Logistics Belgie NV	Belgium
AP Logistics B.V.	Netherlands
Atracco AB	Sweden
Atracco AS	Sweden
Atracco Auto AB	Sweden
Atracco Group AB	Sweden
Autoclimate Limited	England & Wales
Autodistribution Benelux B.V.	Netherlands
Automotive Data Services Limited	England & Wales
AVC Tyre Recycling Ltd. (33.33% stake)	England & Wales
Car Parts 4 Less Limited	England & Wales
Cartal Rijsbergen Automotive B.V.	Netherlands
Distribuidora Hermanos Copher Internacional, SA	Guatemala
Euro Car Parts Holdings Limited	England & Wales
Euro Car Parts Limited	England & Wales
Euro Car Parts Ltd	Ireland
Euro Car Parts (Northern Ireland) Limited	Northern Ireland
Euro Garage Solutions Ltd	England & Wales
Harrems Tools B.V.	Netherlands
Harrems Tools N.V.	Belgium
Hartsant Crash Repair Bvba	Belgium
Havam Automotive B.V.	Netherlands
Hermanos Copher Internacional, SA	Costa Rica
Heuts Banden en Wielen B.V.	Netherlands
Heuts Beheer B.V.	Netherlands
Heuts DHZ B.V.	Netherlands
Heuts Handel B.V.	Netherlands
Heuts Newco B.V.	Netherlands
Heuts Tilburg B.V.	Netherlands
HF Services B.V.	Netherlands
HF Services Bvba	Belgium
Imbema Automaterialen B.V.	Netherlands

LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of December 31, 2014)

Subsidiary	Jurisdiction	Assumed Names
Imbema Edy Vos Automaterialen B.V.	Netherlands
Imbema Ira Automaterialen B.V.	Netherlands
Imbema Tielman Automaterialen B.V.	Netherlands
Imbema Van Mill Automaterialen B.V.	Netherlands
Imbema Westerhof Automaterialen B.V.	Netherlands
IPAR Industrial Partners B.V.	Netherlands
Iris Coatings Limited	England & Wales
Iris Distribution Limited	England & Wales
JCA Coatings Limited	England & Wales
Keystone Automotive de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Keystone Automotive Industries ON, Inc.	Canada (Federal)
Keystone Automotive Operations (India) Pvt. Ltd.	India
Keystone Autopartes de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Keystone Autopartes Servicios de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Knopf Automotive Do Brasil Industria E Distribuicao De Pecas Automotivas Ltda.,	Brazil
Knopf Automotive Korkatolt Felelossegu Turasug	Hungary
Kuhne Nederland B.V.	Netherlands
LKQ Canada Auto Parts Inc.	Canada (Federal)
LKQ Coatings Limited	England & Wales
LKQ Euro Limited	Ireland
LKQ Euro Limited	United Kingdom
LKQ Netherlands B.V.	Netherlands
LKQ Ontario LP	Ontario
LKQ Trucks and Parts de Mexico S. de R.L de C.V.	Mexico
LKQ UK Finance 1 LLP	England & Wales
LKQ UK Finance 2 LLP	England & Wales
Markesdemo AB (2.85% stake)	Sweden
Nipparts B.V.	Netherlands
Nipparts Deutschland GmbH	Germany
Nipparts UK Ltd.	England & Wales
Pala Holding, B.V.	Netherlands
Primaparts Automaterialen B.V.	Netherlands
Raclame Buro Heuts B.V.	Netherlands
Recopart AB	Sweden
Recopart Holding AB	Sweden
Rijsbergen Autobanden B.V.	Netherlands
Rijsbergen CarTAL Beheer B.V.	Netherlands

LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of December 31, 2014)

Subsidiary	Jurisdiction	Assumed Names
Sator Beheer B.V.	Netherlands
Sator Central Services B.V.	Netherlands
Sator Holding B.V.	Netherlands
Slager Automaterialen B.V.	Netherlands
Troms Bildelsenter AS	Sweden
Van Heck & Co. B.V.	Netherlands
Van Heck Interpieces N.V.	Belgium
Van Heck Vastgoed B.V.	Netherlands
Van Rheenen Haarlem B.V.	Netherlands
Vance Hanes Auto Parts Limited	Nova Scotia
VEAM B.V.	Netherlands
Vehicle Data Services Limited	England & Wales
Vége de Mexico S.A. de C.V.	Mexico
Vege-Motodis S.A. de C.V.	Mexico
Vhip Fr SAS	France
Widells Bilplat Eftr AB	Sweden
WJCM de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico